Exhibit 99.1

Bryan Hanson Named CEO of 3M’s Health Care Business Group

•Carrie Cox, industry veteran, to serve as independent Chairman of the Board of Directors of new company

•Monish Patolawala appointed 3M President and Chief Financial Officer, an expansion of his current leadership role

ST. PAUL, Minn. – Aug. 22, 2023 – 3M (NYSE: MMM) today announced the appointment of Bryan C. Hanson as Chief Executive Officer of the independent health care company when it is spun off from 3M.

Hanson will join 3M on Sept. 1 as CEO of the Health Care Business Group. Hanson comes to 3M from Zimmer Biomet, a global MedTech innovator with annual revenue of more than $7 billion. He has served as President and Chief Executive Officer since 2017, and Chairman since 2021.

Hanson is a proven executive with a track record of successfully leading, growing, and transforming global medical device businesses to achieve greater innovation, commercial success, and driving value for customers, patients, and shareholders.

“We are pleased to have Bryan join us to successfully complete the spin off of our Health Care business and build a leading independent medical technology innovation company,” said Mike Roman, 3M chairman and chief executive officer. “His industry expertise, ability to drive growth, and track record of building a strong culture and teams will make an immediate impact.”

3M’s Health Care Business Group, with $8.4 billion in sales in 2022, is a diversified health care technology leader with a deep and diverse portfolio of trusted brands, global capabilities, and leadership in attractive end market segments such as wound care, oral care, health care IT, and biopharma filtration. As a standalone business, Health Care will be well-positioned to deliver industry-leading innovation that enables better, smarter, and safer health care for patients worldwide.

“I am honored and excited to join 3M’s Health Care Business Group at such an important time in its evolution,” said Hanson. “I have a deep respect and admiration for what 3M has built in health care – strong brands, quality products, commercial excellence, and customer-driven innovation. I look forward to working with the team to more deeply understand and realize the potential of our business as we accelerate our path forward, and build on a legacy of trusted leadership and medical innovation.”

Prior to joining Zimmer Biomet, Hanson was Executive Vice President and President of Medtronic's Minimally Invasive Therapies Group, where he oversaw and provided strategic direction to an approximately $9 billion business. Prior to Medtronic, he served in a number of executive roles of increasing responsibility at Covidien. In 2013, he was named Group President of Covidien's Medical Devices business. In 2011, as Surgical Solutions Group President, Hanson transformed two of Covidien's largest divisions—Energy-based Devices and Surgical Devices—into one global business unit.

Hanson serves on the board of directors of Walgreens Boots Alliance, Inc. He also serves on the board of the Advanced Medical Technology Association, is a member of its International Board Committee and chairs the China subcommittee. He is a director emeritus of the Americares board of directors, an emergency response and global health organization committed to saving lives and building healthier futures for people in crisis.

Carrie Cox Named Chairman of the Board of Directors of the New Health Care Company

3M also announced today that Carrie Cox, a health care industry veteran, will serve as the Chairman of the Board of Directors of the independent Health Care company. Cox currently serves as the Chairman of the Board of Organon, and on the Boards of Directors of Cardinal Health, Selecta BioSciences, and Texas Instruments. She previously served as Chairman and Chief Executive Officer of Humacyte, which she joined in 2010. She also served for 10 years on the board of Celgene (2009-2018) until its sale to Bristol-Myers Squibb. Cox spent her early career at Sandoz Pharmaceuticals (now Novartis) in a variety of commercial roles. She was later President of Global Prescription Business at Schering-Plough, Senior Vice President of Global Business Management at Pharmacia & Upjohn, as well as Vice President of Women’s Health Care at Wyeth-Ayerst. She is a graduate of the Massachusetts College of Pharmacy and Health Sciences.

“Carrie is an experienced leader with a deep understanding of health care across different sectors of the industry,” said Roman. “She has been serving as an advisor to 3M, and played a key role in the selection process of Bryan as CEO. Carrie is an ideal choice to lead the Board as Health Care becomes an independent company.”

“I am grateful to Mike and the 3M Board of Directors for this opportunity to help shape and lead a health care company that builds on the best of 3M and has the flexibility to invest in future growth opportunities,” said Cox. “I look forward to working with Bryan and the team to create value for customers and patients around the world.”

Monish Patolawala Appointed 3M President and Chief Financial Officer

Monish Patolawala is appointed 3M President and Chief Financial Officer, effective Sept. 1. In this role, he will add responsibility for executing country prioritization and country governance to his current responsibilities which include leadership of finance, information technology, office for separation management for the upcoming spin off of Health Care, office for project management as the company executes on announced actions, enterprise strategy, and 3M’s global service centers.

“This appointment strengthens our leadership of the strategic priorities that will improve our performance and build a stronger 3M,” Roman said. “Monish is a key leader in our transformation, and I am confident in his leadership as we work together to deliver on our commitments to our customers and shareholders.”

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “aim,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond the Company’s control, including inflation, recession, military conflicts, natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to unexpected events such as the public health crises associated with the coronavirus (COVID-19) global pandemic; (3) foreign currency exchange rates and fluctuations in those rates; (4) risks related to certain fluorochemicals, including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company’s plans to exit PFAS manufacturing and discontinue use of PFAS across its product portfolio; (5) risks related to the proposed class-action settlement to resolve claims by public water systems in the United States regarding PFAS; (6) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 and any subsequent quarterly reports on Form 10-Q (the “Reports”); (7) competitive conditions and customer preferences; (8) the timing and market acceptance of new product and service offerings; (9) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, supply chain interruptions, or natural or other disasters; (10) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company’s information technology infrastructure; (11) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies; (12) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities; (13) financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; (14) the Company’s credit ratings and its cost of capital; (15) tax-related external conditions, including changes in tax rates, laws or regulations; (16) matters relating to the proposed spin-off of the Company’s Health Care business, including whether the transaction will be completed, or if completed, will be on the expected terms; the risk that the expected benefits will not be realized; the risk that the costs or dis-synergies will exceed the anticipated amounts; the ability to satisfy the various closing conditions; potential business disruption; the diversion of management time; the impact of the transaction (or its pendency) on the Company’s ability to retain talent; potential impacts on the Company's relationships with its customers, suppliers, employees, regulators and other counterparties; the ability to realize the desired tax treatment (including whether an Internal Revenue Service private letter ruling will be sought or obtained); the risk that any consents or approvals required will not be obtained; risks associated with financings that may be undertaken and indebtedness that may be incurred in connection with the transaction; and (17) matters relating to the voluntary chapter 11 proceedings of the Company’s subsidiary Aearo Technologies and certain of its affiliates. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

About 3M

3M (NYSE: MMM) believes science helps create a brighter world for everyone. By unlocking the power of people, ideas and science to reimagine what’s possible, our global team uniquely addresses the opportunities and challenges of our customers, communities, and planet. Learn how we’re working to improve lives and make what’s next at 3M.com/news.

Please note that the company announces material financial, business and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M News Center and social media to communicate with our customers and the public about the company, products and services and other matters. It is possible that the information 3M posts on the News Center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M’s news center and social media channels.

Investor Contact:
Bruce Jermeland 651-733-1807
or
Diane Farrow 612-202-2449
or
Eric Herron 651-233-0043
Media Contact:
Tim Post tpost3@mmm.com